Exhibit 99.1

WestRock Completes Acquisition of Multi Packaging Solutions

NORCROSS, Ga., June 6, 2017 – WestRock Company (NYSE: WRK), a leading provider of differentiated paper and packaging solutions, today announced the completion of the acquisition of Multi Packaging Solutions International Limited (NYSE:MPSX) (MPS).

WestRock refinanced MPS debt as part of the transaction.

“I am excited about our acquisition of MPS, which is an important step in the continuing development of WestRock,” said Steve Voorhees, chief executive officer of WestRock. “MPS is a leader in the value-added packaging sector, and the addition of MPS to WestRock strengthens our differentiated portfolio of paper and packaging solutions.”

About WestRock
WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s 45,000 team members support customers around the world from more than 300 operating and business locations spanning North America, South America, Europe and Asia. Learn more at www.westrock.com.

WestRock

Investors:
Matt Tractenberg, 470-328-6327
Vice President - Head of Investor Relations
matt.tractenberg@westrock.com

John Stakel, 678-291-7901
Senior Vice President - Treasurer
john.stakel@westrock.com

Media:
Donna Owens Cox, 470-328-6397
Chief Communications Officer
mediainquiries@westrock.com